    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 27, 1996

                                                 REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                       SERVICE CORPORATION INTERNATIONAL
             (Exact name of registrant as specified in its charter)

          TEXAS                           1929 ALLEN PARKWAY                         74-1488375
     (State or other                     HOUSTON, TEXAS 77019                     (I.R.S. Employer
      jurisdiction of                       (713) 522-5141                     Identification Number)
     incorporation of      (Name, address, including zip code, and telephone
      organization)         number, including area code, of the registrant's
                                     principal executive offices)

                             ---------------------

              JAMES M. SHELGER, ESQ.                                 With a copy to:
    SENIOR VICE PRESIDENT, GENERAL COUNSEL AND
                      SECRETARY                                      MARCUS A. WATTS
         SERVICE CORPORATION INTERNATIONAL            LIDDELL, SAPP, ZIVLEY, HILL & LABOON, L.L.P.
                1929 ALLEN PARKWAY                              3400 TEXAS COMMERCE TOWER
               HOUSTON, TEXAS 77019                                 600 TRAVIS STREET
                  (713) 522-5141                                  HOUSTON, TEXAS 77002
 (Name, address, including zip code, and telephone                   (713) 226-1200
  number,including area code, of agent for service
               for each registrant)

                             ---------------------

 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO
  TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT, AS DETERMINED
                             BY MARKET CONDITIONS.

                             ---------------------

     If the only Securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or reinvestment plans, please check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

- ----------------------------------------------------------------------------------------------------------
                                                                             PROPOSED MAXIMUM
                                                            PROPOSED MAXIMUM     AGGREGATE      AMOUNT OF
TITLE OF EACH CLASS OF                       AMOUNT TO BE    OFFERING PRICE      OFFERING     REGISTRATION
SECURITIES TO BE REGISTERED                  REGISTERED(1)     PER UNIT(2)    PRICE(2)(4)(5)     FEE(2)
- ----------------------------------------------------------------------------------------------------------
Debt Securities............................
Common Stock(3)............................   $923,207,500        100%         $923,207,500    $318,347.41
Warrants...................................
Series C Junior Participating Preferred
  Stock Purchase Rights (currently traded
  with Common Stock).......................
- -----------------------------------------------------------------------------------------------------------

(1) Such indeterminate principal amount of Debt Securities, and such indeterminate number of shares of Common Stock and Warrants, as may from time to time be issued at indeterminate prices.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457. Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus included herein also relates to $76,792,500 of Securities registered under Registration Statement No. 33-60683 for which a registration fee of $26,480.17 was previously paid to the Commission. If any of such previously registered Securities are offered prior to the effective date of this registration statement, the amount of such Securities will not be included in any Prospectus hereunder. The amount of Securities being registered, together with the remaining Securities registered under Registration Statement No. 33-60683, represents the maximum amount of Securities that are expected to be offered for sale.

(3) Also includes such indeterminate number of shares of Common Stock as may be issued upon conversion of or exchange for any Debt Securities that provide for conversion or exchange into Common Stock or upon exercise of Warrants for such Common Stock.

(4) Such amount represents the principal amount of any Debt Securities issued at their principal amounts, the issue price rather than the principal amount of any Debt Securities issued at an original issue discount, the amount computed pursuant to Rule 457(c) for any Common Stock and the issue price of any Warrants, but not the exercise price of any Securities issuable upon the exercise of Warrants.

(5) No separate consideration will be received for the Common Stock issuable upon conversion of or in exchange for Debt Securities.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO THAT
SECTION 8(a), MAY DETERMINE.

================================================================================

***************************************************************************
*                                                                         *
*  Information contained herein is subject to completion or amendment. A  *
*  registration statement relating to these securities has been filed     *
*  with the Securities and Exchange Commission. These securities may not  *
*  be sold nor may offers to buy be accepted prior to the time the        *
*  registration statement becomes effective. This prospectus shall not    *
*  constitute an offer to sell or the solicitation of an offer to buy     *
*  nor shall there be any sale of these securities in any State in which  *
*  such offer, solicitation or sale would be unlawful prior to            *
*  registration or qualification under the securities laws of any such    *
*  State.                                                                 *
*                                                                         *
***************************************************************************


                  SUBJECT TO COMPLETION DATED AUGUST 27, 1996

PROSPECTUS

                                 $1,000,000,000

                       SERVICE CORPORATION INTERNATIONAL

                     COMPANY DEBT SECURITIES, COMMON STOCK
                           AND COMMON STOCK WARRANTS

     Service Corporation International (the "Company" or "SCI") may from time to time offer (i) debt securities (the "Company Debt Securities"), which may be any of senior debt securities (the "Company Senior Debt Securities"), senior subordinated debt securities (the "Company Senior Subordinated Debt Securities") or subordinated debt securities (the "Company Subordinated Debt Securities"), in each case consisting of debentures, notes and/or other unsecured evidences of indebtedness, (ii) Common Stock, par value $1.00 per share ("Common Stock" or "SCI Common Stock"), along with Series C Junior Participating Preferred Stock Purchase Rights, and (iii) warrants to purchase Common Stock ("Common Stock Warrants"). The Company Debt Securities, the Common Stock, along with Series C Junior Participating Preferred Stock Purchase Rights, and the Common Stock Warrants are collectively referred to as the "Securities," and will have an aggregate initial offering price of up to $1,000,000,000 or the equivalent thereof if Debt Securities are denominated in a currency other than U.S. dollars or in currency units. The Securities may be offered as separate series, in amounts, at prices and on terms to be determined at the time of sale.

     The accompanying Prospectus Supplement sets forth with regard to the Securities in respect of which this Prospectus is being delivered the terms of such Securities, including, where applicable, (i) in the case of Debt Securities, the specific title (including whether senior, senior subordinated or subordinated and whether or not convertible), aggregate principal amount, denominations (which may be in U.S. dollars, in any other currency or in composite currencies), maturity (which may be fixed or extendible), interest rate, if any (which may be fixed or variable), and time of payment of any interest, any terms for redemption at the option of the Company or the holder, any terms for sinking fund payments, any class or classes of stock into which the Debt Securities are convertible or exchangeable and other conversion or exchange terms, if any, any covenants or events of default that are in addition to or different from those described herein, any listing on a securities exchange, the initial public offering price and any other terms in connection with the offering and sale of such Debt Securities, (ii) in the case of Common Stock, the initial public offering price, and (iii) in the case of Common Stock Warrants, the duration, exercise price, initial public offering price and any other terms in connection with the offering and sale of such Common Stock Warrants.

     The Company may sell Securities to or through underwriters, and also may sell Securities directly to other purchasers or through agents. The accompanying Prospectus Supplement sets forth the names of any underwriters or agents involved in the sale of the Securities in respect of which this Prospectus is being delivered, the amounts, if any, to be purchased by underwriters and the compensation, if any, of such underwriters or agents.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
      ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

            , 1996

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS, IF ANY, MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE SECURITIES AND, IF THE SECURITIES ARE CONVERTIBLE, THE OUTSTANDING CLASS OR CLASSES OF STOCK OF THE COMPANY INTO OR FOR WHICH THEY ARE CONVERTIBLE, AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON ANY SECURITIES EXCHANGE ON WHICH SUCH SECURITIES MAY BE LISTED, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

     No person has been authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus or the accompanying Prospectus Supplement and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any underwriter, dealer or agent. Neither this Prospectus nor the accompanying Prospectus Supplement constitutes an offer to sell or a solicitation of any offer to buy Securities in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

     In this Prospectus, references to "dollar" and "$" are to United States dollars, and the terms "United States" and "U.S." mean the United States of America, its states, its territories, its possessions and all areas subject to its jurisdiction.

                               TABLE OF CONTENTS

                                                                                        PAGE
                                                                                        ----
Available Information.................................................................    1
Incorporation of Certain Documents by Reference.......................................    2
The Company...........................................................................    3
Use of Proceeds.......................................................................    3
Description of Company Debt Securities................................................    3
Description of Capital Stock..........................................................   22
Description of Common Stock Warrants..................................................   24
Plan of Distribution..................................................................   27
Legal Matters.........................................................................   27
Experts...............................................................................   27

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549; 500 West Madison Street, Chicago, Illinois 60661; and 7 World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     Additional information regarding the Company and the Securities is contained in the Registration Statement, of which this Prospectus is a part, and the exhibits relating thereto (the "Registration Statement") filed with the Commission under the Securities Act of 1933, as amended (the "Act"). For further information pertaining to the Company and the Securities, reference is made to the Registration Statement, which may be inspected without charge at the office of the Commission at 450 Fifth Street N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission at prescribed rates. This Prospectus and the accompanying Prospectus Supplement do not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements made in this Prospectus and the accompanying Prospectus Supplement as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed by SCI with the Commission are incorporated herein by reference:

          (i) SCI's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

          (ii) SCI's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1996 and June 30, 1996;

          (iii) The Company's Current Report on Form 8-K dated April 16, 1996;

          (iv) Description of the Company's capital stock set forth under the caption "Item 1. Description of Securities to be Registered -- Capital Stock" in the Form 8, Amendment No. 3, dated September 15, 1982, to the Company's Registration Statement on Form 8-A; and

          (v) Description of the Company's preferred share purchase rights contained in the Company's Registration Statement on Form 8-A dated July 26, 1988, as amended by Amendment No. 1 thereto filed under cover of Form 8 and dated May 11, 1990.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the request of any such person, a copy of any or all of the documents which are incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Service Corporation International, 1929 Allen Parkway, Houston, Texas 77019, Attention:
James M. Shelger, Senior Vice President, General Counsel and Secretary, telephone number: (713) 522-5141.

                                  THE COMPANY

     The Company is the largest provider of funeral and cemetery services and products in the world. As of June 30, 1996, the Company owned and operated 2,832 funeral service locations, 331 cemeteries (including 137 funeral home and cemetery combinations) and 146 crematoria located in North America, Europe and the Pacific Rim.

     The Company was incorporated in Texas on July 5, 1962. The Company's principal executive offices are located at 1929 Allen Parkway, Houston, Texas 77019, telephone number: (713) 522-5141. As used herein, unless the context indicates otherwise, the terms "Company" and "SCI" refer to the Company and its subsidiaries.

                                USE OF PROCEEDS

     Except as may be otherwise set forth in the Prospectus Supplement accompanying this Prospectus, the net proceeds to the Company from the sale or sales of the Securities will be used for general corporate purposes including (without limitation) repurchases of outstanding long-term debt securities, capital expenditures, investments in subsidiaries, working capital, repayment of borrowings under bank credit agreements, acquisitions and other business opportunities.

                     DESCRIPTION OF COMPANY DEBT SECURITIES

     The Company Debt Securities will constitute any of Company Senior Debt Securities, Company Senior Subordinated Debt Securities or Company Subordinated Debt Securities and will be issued, in the case of Company Senior Debt Securities, under a Senior Indenture (the "Senior Debt Indenture") dated as of February 1, 1993, between the Company and The Bank of New York, as trustee; in the case of Company Senior Subordinated Debt Securities, under a Senior Subordinated Indenture (the "Senior Subordinated Debt Indenture") to be entered into between the Company and Texas Commerce Bank National Association ("Texas Commerce Bank"), as trustee; and, in the case of Company Subordinated Debt Securities under a Subordinated Indenture dated as of September 1, 1991, as amended by the First Amendment thereto dated as of August 23, 1996, each being between the Company and Texas Commerce Bank, as trustee (collectively, the "Subordinated Debt Indenture"). The Senior Debt Indenture, the Senior Subordinated Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures." Each of The Bank of New York and Texas Commerce Bank (and any successors thereto as trustees under the respective Indentures) is hereinafter referred to as the "Trustee" with respect to the Indenture under which it acts as Trustee. The Indentures are filed as exhibits to the Registration Statement. The following summaries of certain provisions of the Indentures and the Company Debt Securities do not purport to be complete, and such summaries are subject to the detailed provisions of the applicable Indenture to which reference is hereby made for a full description of such provisions, including the definition of certain capitalized terms used herein but not otherwise defined herein. Whenever defined terms of the applicable Indenture are referred to, such defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. The Indentures are substantially identical, except for certain covenants of the Company, events of default and provisions relating to subordination and conversion.

     The Company Debt Securities may be issued from time to time in one or more series. The following description of the Company Debt Securities sets forth certain general terms and provisions of the Company Debt Securities of all series. The particular terms of each series of Company Debt Securities offered by any Prospectus Supplement will be described therein.

PROVISIONS APPLICABLE TO COMPANY SENIOR DEBT SECURITIES, COMPANY SENIOR SUBORDINATED DEBT SECURITIES AND COMPANY SUBORDINATED DEBT SECURITIES

     General. The Company Debt Securities will be unsecured senior, senior subordinated or subordinated obligations of the Company and may be issued from time to time in one or more series. The Indentures will not limit the amount of Company Debt Securities, Senior Indebtedness, debentures, notes or other types of indebtedness that may be issued by the Company or any of its Subsidiaries nor will they restrict transactions between the Company and its Affiliates, the payment of dividends or the making of investments by the Company or the transfer of assets by the Company to its Subsidiaries. The Company currently conducts substantially all its operations through Subsidiaries. Consequently, the rights of the Company to receive assets of any Subsidiary (and thus the ability of holders of Company Debt Securities to benefit indirectly from such assets) are subject to the prior claims of creditors of that Subsidiary. Other than as may be set forth in any Prospectus Supplement, the Indentures and the Company Debt Securities will not contain any covenants or other provisions that are intended to afford holders of the Company Debt Securities special protection in the event of a highly leveraged transaction by the Company. As of June 30, 1996, the Company (including its subsidiaries) had outstanding approximately $2,146 million of secured debt or Senior Indebtedness and approximately $42 million of unsecured subordinated debt. Such amounts included $521 million of indebtedness of the Company's subsidiaries.

     Reference is made to the Prospectus Supplement relating to any Company Debt Securities for the following terms of and information relating to such Company Debt Securities (to the extent such terms are applicable thereto): (i) the title of such Company Debt Securities; (ii) classification as Company Senior Debt Securities, Company Senior Subordinated Debt Securities or Company Subordinated Debt Securities, aggregate principal amount, purchase price and denomination;
(iii) whether such Company Debt Securities that constitute Company Senior Subordinated Debt Securities or Company Subordinated Debt Securities are convertible into Common Stock and, if so, the terms and conditions upon which such conversion will be effected including the initial conversion price or conversion rate and any adjustments thereto in addition to or different from those described herein, the conversion period and other conversion provisions in addition to or in lieu of those described herein; (iv) the date or dates on which such Company Debt Securities will mature; (v) the method by which amounts payable in respect of principal of or premium, if any, or interest, if any, on or upon the redemption of such Company Debt Securities may be calculated; (vi) the interest rate or rates (or the method by which such will be determined), and the dates from which such interest, if any, will accrue; (vii) the date or dates on which any such interest will be payable; (viii) the place or places where and the manner in which the principal of and premium, if any, and interest, if any, on such Company Debt Securities will be payable and the place or places where such Company Debt Securities may be presented for transfer and, if applicable, conversion; (ix) the obligations, if any, of the Company to redeem, repay or purchase such Company Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof or the right, if any, of the Company to redeem, repay or purchase such Company Debt Securities at its option and the period or periods within which, the price or prices at which and the terms and conditions upon which such Company Debt Securities will be redeemed, repaid or purchased pursuant to any such obligation or right (including the form or method of payment thereof if other than cash); (x) any terms applicable to such Company Debt Securities issued at an original issue discount below their stated principal amount, including the issue price thereof and the rate or rates at which such original issue discount shall accrue; (xi) any index used to determine the amount of payments of principal of and any premium and interest on such Company Debt Securities; (xii) any special United States federal income tax consequences; and (xiii) any other specified terms of such Company Debt Securities, including any additional or different events of default or remedies or any additional covenants provided with respect to such Company Debt Securities, and any terms which may be required by or advisable under applicable laws or regulations.

     Unless otherwise specified in any Prospectus Supplement, the Company Debt Securities will be issued only in fully registered form and in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any transfer or exchange of any Company Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Company Debt Securities may bear interest at a fixed rate or a floating rate. Company Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Company Debt Securities or to certain Company Debt Securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes will be described in the applicable Prospectus Supplement.

     The Indentures and the Company Debt Securities will be governed by Texas law.

     Global Securities. The Company Debt Securities of a series may be issued in whole or in part in the form of one or more global securities ("Global Securities") that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Company Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to the nominee of the Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     The specific terms of the depositary arrangement with respect to a series of Company Debt Securities will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a Global Security, the Depositary for such Global Security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Company Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depositary. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Company Debt Securities or by the Company if such Company Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the applicable Depositary ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depositary for a Global Security or its nominee is the registered owner of such Global Security, such Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the Company Debt Securities of the series represented by such Global Security for all purposes under the Indenture governing such Company Debt Securities. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Company Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Company Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture governing such Company Debt Securities. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depositary and, if the beneficial owner is not a participant, on the procedures of the participant through which the beneficial owner owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing practice, if the Company requests any action of the holders, or a beneficial owner desires to take any action a holder is entitled to take, the Depositary would act upon the instructions of, or authorize, the participant to take such action.

     Payments of principal of and premium, if any, and interest, if any, on individual Company Debt Securities represented by a Global Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Company Debt Securities. None of the Company, the Trustee for such Company Debt Securities, any paying agent and the registrar for such Company Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security for such Company Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary for a series of Company Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a Global Security representing any such Company Debt Securities, immediately will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security for such Company Debt Securities as shown on the records of such Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants.

     If the Depositary for a series of Company Debt Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor Depositary is not appointed by the Company within 90 days, the Company will issue individual Company Debt Securities of such series in exchange for the Global Security representing such series of Company Debt Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Company Debt Securities, determine not to have any Company Debt Securities of a series represented by one or more Global Securities and, in such event, will issue individual Company Debt Securities of such series in exchange for the Global Security or Securities representing such series of Company Debt Securities. Further, if the Company so specifies with respect to the Company Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Company Debt Securities of such series may, on terms acceptable to the Company and the Depositary for such Global Security, receive individual Company Debt Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Company Debt Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to a physical delivery of individual Company Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Company Debt Securities registered in its name. Individual Company Debt Securities of such series so issued will be issued in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof.

     Consolidation, Merger, Sale. Each Indenture provides that the Company may consolidate or merge with or into any other corporation, and may sell, lease, exchange or otherwise dispose of all or substantially all of its property and assets to any other corporation authorized to acquire and operate the same, provided that in any such case (i) immediately after such transaction the Company or such other corporation formed by or surviving any such consolidation or merger, or to which such sale, lease, exchange or other disposition shall have been made, will not be in default in the performance or observance of any of the terms, covenants and conditions in the Indenture to be kept or performed by the Company, (ii) the corporation (if other than the Company) formed by or surviving any such consolidation or merger, or to which such sale, lease, exchange or other disposition shall have been made, shall be a corporation organized under the laws of the United States of America, any state thereof or the District of Columbia, and (iii) the corporation (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or the corporation which shall have acquired or leased such property and assets, shall assume, by a supplemental indenture, the Company's obligations under such Indenture. In case of any such consolidation, merger, sale, lease, exchange or other disposition and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named in such Indenture as the Company and subject to the conditions set forth in the Indenture, and the Company shall be relieved of any further obligation under such Indenture and any Company Debt Securities issued thereunder.

     Discharge and Defeasance. The Company may discharge or defease its obligations with respect to each series of Company Debt Securities as set forth below.

     The Company may discharge all of its obligations (except those set forth below) to holders of any series of Company Debt Securities issued under any Indenture, which Company Debt Securities have not already been delivered to the Trustee for cancellation and which either have become due and payable or are by their terms due and payable within one year (or are to be called for redemption within one year) by depositing with the Trustee cash or U.S. Government Obligations, or a combination thereof, as trust funds in an amount certified to be sufficient to pay when due the principal of and premium, if any, and interest, if any, on all outstanding Company Debt Securities of such series and to make any mandatory sinking fund payments thereon when due.

     Unless otherwise provided in the applicable Prospectus Supplement, the Company may also discharge at any time all of its obligations (except those set forth below) to holders of any series of Company Debt Securities issued under any Indenture (other than convertible Company Debt Securities) ("defeasance") if, among other things: (i) the Company irrevocably deposits with the Trustee cash or U.S. Government Obligations, or a combination thereof, as trust funds in an amount certified to be sufficient to pay the principal of and premium, if any, and interest, if any, on all outstanding Company Debt Securities of such series when due and to make any mandatory sinking fund payments thereon when due, and such funds have been so deposited for 91 days; (ii) such deposit will not result in a breach or violation of, or cause a default under, any agreement or instrument to which the Company is a party or by which it is bound; and (iii) the Company delivers to the Trustee an opinion of counsel to the effect that the holders of such series of Company Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance, and that such defeasance will not otherwise alter the United States federal income tax treatment of principal and interest payments on such series of Company Debt Securities. Such opinion of counsel must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of the Indenture relating to the Company Debt Securities of such series, since such a result would not occur under current tax law.

     In the event of such discharge and defeasance of a series of Company Debt Securities, the holders thereof would be entitled to look only to such trust funds for payment of the principal of and any premium and interest on such Company Debt Securities.

     Notwithstanding the foregoing, no discharge or defeasance described above shall affect the following obligations to or rights of the holders of any series of Company Debt Securities: (i) rights of registration of transfer and exchange of Company Debt Securities of such series; (ii) rights of substitution of mutilated, defaced, destroyed, lost or stolen Company Debt Securities of such series; (iii) rights of holders of Company Debt Securities of such series to receive payments of principal thereof and interest, if any, thereon when due and to receive mandatory sinking fund payments, if any, thereon when due from the trust funds held by the Trustee; (iv) the rights, obligations, duties and immunities of the Trustee; (v) the rights of holders of Company Debt Securities of such series as beneficiaries with respect to property deposited with the Trustee payable to all or any of them; (vi) the obligations of the Company to maintain an office or agency in respect of Company Debt Securities of such series; and (vii) if applicable, the obligations of the Company with respect to the conversion of Company Debt Securities of such series into Common Stock.

     Modification of the Indenture. Each Indenture provides that the Company and the Trustee may enter into supplemental indentures without the consent of the holders of the Company Debt Securities to (i) evidence the assumption by a successor corporation of the obligations of the Company under such Indenture,
(ii) add covenants or new events of default for the protection of the holders of such Company Debt Securities, (iii) cure any ambiguity or correct any inconsistency in the Indenture, (iv) establish the form and terms of any series of Company Debt Securities and to provide for adjustment of conversion rights,
(v) evidence the acceptance of appointment by a successor trustee, (vi) amend the Indenture in any other manner which the Company may deem necessary or desirable and which will not adversely affect the interests of the holders of Company Debt Securities issued thereunder, or (vii) in the case of Company Senior Debt Securities, secure such Company Senior Debt Securities with any property or assets.

     Each Indenture also contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Company Debt Securities then Outstanding of each series affected by such supplemental Indenture, to add any provisions to, or change in any manner or eliminate any of the provisions of, such Indenture or modify in any manner the rights of the holders of the Company Debt Securities of such series; provided that the Company and the Trustee may not, without the consent of the holder of each outstanding Company Debt Security affected thereby, (i) extend the stated maturity of the principal of any Company Debt Security, reduce the principal amount thereof, reduce the rate or extend the time of payment of any interest thereon, reduce or alter the method of computation of any amount payable on redemption, repayment or purchase thereof, reduce the portion of the principal amount of any Original Issue Discount Security payable upon acceleration or provable in bankruptcy, change the coin or currency in which principal and interest, if any, are payable, impair or affect the right to institute suit for the enforcement of any payment, repayment or purchase thereof or, if applicable, adversely affect the right to convert Company Debt Securities, any right of repayment at the option of the holder or (solely with respect to the Senior Subordinated Debt Indenture) change, amend or modify the subordination provisions of such Indenture or any of the definitions used in the subordination provisions of such Indenture or consent to the departure from any of the terms of the subordination provisions of such Indenture in each case in any manner that would adversely affect the holders of any of the Company Senior Subordinated Debt Securities issued thereunder, or (ii) reduce the percentage in aggregate principal amount of Company Debt Securities of any series issued under such Indenture, the consent of the holders of which is required for any such modification.

     The Senior Subordinated Debt Indenture may not be amended to alter the subordination of any outstanding Company Senior Subordinated Debt Securities, and the Subordinated Debt Indenture may not be amended to alter the subordination of any outstanding Company Subordinated Debt Securities, in each case without the consent of each holder of Senior Indebtedness then outstanding that would be adversely affected thereby.

     Each of the Indentures provides that the term "Original Issue Discount Security" means any Company Debt Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the terms of the Indenture.

     In each of the Indentures, the definition of the term "Outstanding," with reference to Company Debt Securities, provides that in determining whether the holders of the requisite aggregate principal amount of Outstanding Company Debt Securities of any or all series have given any request, demand, authorization, direction, notice, consent or waiver under the applicable Indenture, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the portion of the principal amount thereof that would be due and payable as of the date of such determination (as certified by the Company to the Trustee) upon a declaration of acceleration of the maturity thereof pursuant to the terms of the Indenture.

PROVISIONS APPLICABLE SOLELY TO COMPANY SENIOR DEBT SECURITIES

     General. Company Senior Debt Securities will be issued under the Senior Debt Indenture, and each series will rank pari passu as to the right of payment of principal, premium, if any, and interest, if any, with each other series and with all other Senior Indebtedness of the Company.

     Events of Default. Unless otherwise specified in the Prospectus Supplement, an Event of Default is defined under the Senior Debt Indenture with respect to the Company Senior Debt Securities of any series issued thereunder as being any one or more of the following events:

          (i) default in the payment of any installment of interest upon any of the Company Senior Debt Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

          (ii) default in the payment of the principal of any of the Company Senior Debt Securities of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise;

          (iii) default in the payment or satisfaction of any sinking fund or other purchase obligation with respect to Company Senior Debt Securities of such series, as and when such obligation shall become due and payable;

          (iv) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Company Senior Debt Securities of such series or in the Senior Debt Indenture continuing for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Trustee by registered or certified mail, or to the Company and the Trustee by the holders of at least 25 percent in aggregate principal amount of the Company Senior Debt Securities of such series then Outstanding;

          (v) without the consent of the Company, a court having jurisdiction shall enter an order for relief with respect to the Company under the Bankruptcy Code or, without the consent of the Company, a court having jurisdiction shall enter a judgment, order or decree adjudging the Company a bankrupt or insolvent, or enter an order for relief for reorganization, arrangement, adjustment or composition of or in respect of the Company under the Bankruptcy Code or applicable state insolvency law and the continuance of any such judgment, order or decree is unstayed and in effect for a period of 60 consecutive days;

          (vi) the Company shall institute proceedings for entry of an order for relief with respect to the Company under the Bankruptcy Code or for an adjudication of insolvency, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition seeking, or seek or consent to, reorganization, arrangement, composition or relief under the Bankruptcy Code or any applicable state law, or shall consent to the filing of such petition or to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator or similar official of the Company or of substantially all of its property, or the Company shall make a general assignment for the benefit of creditors as recognized under the Bankruptcy Code;

          (vii) default under any bond, debenture, note or other evidence of Indebtedness for money borrowed by the Company or any Subsidiary or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Subsidiary (other than Non-Recourse Indebtedness), whether such Indebtedness exists on the date of the Senior Debt Indenture or shall thereafter be created, which default shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, or any default in payment of such Indebtedness (after the expiration of any applicable grace periods and the presentation of any debt instruments, if required), if the aggregate amount of all such Indebtedness which has been so accelerated and with respect to which there has been such a default in payment shall exceed $5,000,000, without each such default and acceleration having been rescinded or annulled within a period of 30 days after there shall have been given to the Company by the Trustee by registered mail, or to the Company and the Trustee by the holders of at least 25 percent in aggregate principal amount of the Company Senior Debt Securities of such series then Outstanding, a written notice specifying each such default and requiring the Company to cause each such default and acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" under the Senior Debt Indenture; or

          (viii) any other Event of Default provided with respect to the Company Senior Debt Securities of such series.

     If an Event of Default with respect to Company Senior Debt Securities of any series then Outstanding occurs and is continuing, then and in each and every such case, unless the principal of all of the Company Senior Debt Securities of such series shall have already become due and payable, either the Trustee or the holders of not less than 25 percent in aggregate principal amount of the Company Senior Debt Securities of such series then Outstanding, by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the unpaid principal amount (or, if the Company Senior Debt Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all the Company Senior Debt Securities of such series and the interest, if any, accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in the Senior Debt Indenture or in the Company Senior Debt Securities of such series contained to the contrary notwithstanding. This provision, however, is subject to the condition that, if at any time after the unpaid principal amount (or such specified amount) of the Company Senior Debt Securities of such series shall have been so declared due and payable and before any judgment or decree for the payment of the moneys due shall have been obtained or entered, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest, if any, upon all of the Company Senior Debt Securities of such series and the principal of any and all Company Senior Debt Securities of such series which shall have become due otherwise than by acceleration (with interest on overdue installments of interest, if any, to the extent that payment of such interest is enforceable under applicable law and on such principal at the rate borne by the Company Senior Debt Securities of such series to the date of such payment or deposit) and the reasonable compensation, disbursements, expenses and advances of the Trustee, and any and all defaults under the Senior Debt Indenture, other than the nonpayment of such portion of the principal amount of and accrued interest, if any, on Company Senior Debt Securities of such series which shall have become due by acceleration, shall have been cured or shall have been waived in accordance with the Senior Debt Indenture or provision deemed by the Trustee to be adequate shall have been made therefor, then and in every such case the holders of a majority in aggregate principal amount of the Company Senior Debt Securities of such series then Outstanding, by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon. If any Event of Default with respect to the Company specified in clause (v) or (vi) above occurs, the unpaid principal amount (or, if the Company Senior Debt Securities of any series then Outstanding are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of each such series) and accrued interest on all Company Senior Debt Securities of each series then Outstanding shall ipso facto become and be immediately due and payable without any declaration or other act by the Trustee or any Securityholder. If the Trustee shall have proceeded to enforce any right under the Senior Debt Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the Securityholders shall be restored respectively to their several positions and rights under the Senior Debt Indenture, and all rights, remedies and powers of the Company, the Trustee and the Securityholders shall continue as though no such proceeding had been taken. Except with respect to an Event of Default pursuant to clause (i),
(ii) or (iii) above, the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to the Trustee by the Company, a paying agent or any Securityholder.

     The Senior Debt Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Senior Debt Indenture at the request or direction of any of the holders of Company Senior Debt Securities issued under the Senior Debt Indenture, unless such holders shall have offered to the Trustee reasonable security or indemnity.

     No holder of any Company Senior Debt Securities of any series then Outstanding shall have any right by virtue of or by availing of any provision of the Senior Debt Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to the Senior Debt Indenture or the Company Senior Debt Securities or for the appointment of a receiver or trustee or similar official, or for any other remedy under the Senior Debt Indenture or under the Company Senior Debt Securities, unless such holder previously shall have given to the Trustee written notice of default and of the continuance thereof, and unless the holders of not less than 25 percent in aggregate principal amount of the Company Senior Debt Securities of such series then Outstanding shall have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. Notwithstanding any other provisions in the Senior Debt Indenture, however, the right of any holder of any Company Senior Debt Security to receive payment of the principal of and interest, if any, on such Company Senior Debt Security, on or after the respective due dates expressed in such Company Senior Debt Security, or to institute suit for the enforcement of any such payment on or after such respective dates shall not be impaired or affected without the consent of such holder.

     The holders of at least a majority in aggregate principal amount of the Company Senior Debt Securities of any series then Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Company Senior Debt Securities of such series; provided that (subject to certain exceptions) the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine upon advice of counsel that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceeding so directed would involve the Trustee in personal liability. The holders of 66 2/3% in aggregate principal amount of the Company Senior Debt Securities of any series then Outstanding may on behalf of the holders of all of the Company Senior Debt Securities of such series waive any past default or Event of Default and its consequences except a default in the payment of interest, if any, on, or the principal of, the Company Senior Debt Securities of such series. Upon any such waiver the Company, the Trustee and the holders of the Company Senior Debt Securities of such series shall be restored to their former positions and rights under the Senior Debt Indenture, respectively; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default shall have been waived as permitted, said default or Event of Default shall for all purposes of the Senior Company Debt Securities and the Senior Debt Indenture be deemed to have been cured and to be not continuing.

     The Trustee shall, within 90 days after the occurrence of a default, with respect to Company Senior Debt Securities of any series then Outstanding, mail to all holders of Company Senior Debt Securities of such series, as the names and the addresses of such holders appear upon the Company Senior Debt Securities register, notice of all defaults known to the Trustee with respect to such series, unless such defaults shall have been cured before the giving of such notice (the term "defaults" for the purpose of these provisions being hereby defined to be the events specified in clauses (i), (ii), (iii), (iv), (v), (vi),
(vii) and (viii) of "-- Provisions Applicable Solely to Company Senior Debt Securities -- Events of Default" above, not including periods of grace, if any, provided for therein and irrespective of the giving of the written notice specified in said clause (iv) or (vii) but in the case of any default of the character specified in said clause (iv) or (vii) no such notice to Securityholders shall be given until at least 60 days after the giving of written notice thereof to the Company pursuant to said clause (iv) or (vii), as the case may be); provided, that, except in the case of default in the payment of the principal of or interest, if any, on any of the Company Senior Debt Securities, or in the payment or satisfaction of any sinking fund or other purchase obligation, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the best interests of the Securityholders.

     The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the Senior Debt Indenture.

     Limitation on Liens. The Company may not, nor may any Subsidiary, mortgage, pledge, encumber or subject to any lien or security interest to secure any obligation of the Company or any obligation of any Subsidiary (other than obligations owing to the Company or a wholly owned Subsidiary) any assets, whether owned as of the date the Senior Debt Indenture was executed or thereafter acquired, without effectively providing that the Company Senior Debt Securities shall be secured equally and ratably with (or prior to) any other obligation so secured, unless, after giving effect thereto, the aggregate amount of all such secured debt of the Company and its Subsidiaries (excluding secured Indebtedness existing as of the date the Senior Debt Indenture was executed and any extensions, renewals or refundings thereof that do not increase the principal amount of Indebtedness so extended, renewed or refunded and excluding secured Indebtedness incurred pursuant to clauses (i), (ii), (iii) and (iv) set forth in this paragraph below) would not exceed 10% of Consolidated Net Worth of the Company and its Subsidiaries; provided, that this restriction will not prevent the Company or any Subsidiary: (i) from acquiring and retaining property subject to mortgages, pledges, encumbrances, liens or security interests existing thereon at the date of acquisition thereof, or from creating within one year of such acquisition mortgages, pledges, encumbrances or liens upon property acquired by it after the date of the Senior Debt Indenture, as security for purchase money obligations incurred by it in connection with the acquisition of such property, whether payable to the person from whom such property is acquired or otherwise; (ii) from mortgaging, pledging, encumbering or subjecting to any lien or security interest Current Assets to secure Current Liabilities; (iii) from extending, renewing or refunding any Indebtedness secured by a mortgage, pledge, encumbrance, lien or security interest on the same property theretofore subject thereto, provided that the principal amount of such Indebtedness so extended, renewed or refunded shall not be increased; or (iv) from securing the payment of workmen's compensation or insurance premiums or from making good faith pledges or deposits in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases, deposits to secure public or statutory obligations, deposits to secure surety or appeal bonds, pledges or deposits in connection with contracts made with or at the request of the United States Government or any agency thereof, or pledges or deposits for similar purposes in the ordinary course of business.

     "Consolidated Net Worth" means, at any date, the sum of (i) the par value (or value stated on the books of the Company) of the capital stock of all classes of the Company (including preferred stock), plus (or minus in the case of a deficit) (ii) the amount of the consolidated surplus, whether capital or earned, of the Company and its Subsidiaries, determined in accordance with generally accepted accounting principles.

     "Current Assets" of any Person includes all assets of such Person which would be classified as current assets in accordance with generally accepted accounting principles.

     "Current Liabilities" of any Person includes all liabilities of such Person which would be classified as current liabilities in accordance with generally accepted accounting principles.

     Limitation on Sale and Leaseback Transactions. Neither the Company nor any Subsidiary will enter into any transaction with any bank, insurance company or other lender or investor, or to which any such lender or investor is a party, providing for the leasing to the Company or a Subsidiary of any real property (except a lease for a temporary period not to exceed three years by the end of which it is intended that the use of such real property by the lessee will be discontinued) which has been or is to be sold or transferred by the Company or such Subsidiary to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such real property unless either: (i) such transaction is the substantial equivalent of a mortgage, pledge, encumbrance, lien or security interest which the Company or any Subsidiary would have been permitted to create under the covenant described in "-- Provisions Applicable Solely to Company Senior Debt
Securities -- Limitation on Liens" without equally and ratably securing the Company Senior Debt Securities, or (ii) the Company within 120 days after such transaction applied (and in any such case the Company covenants that it will so apply) an amount equal to the greater of (a) the net proceeds of the sale of the real property leased pursuant to such transaction or (b) the fair value of the real property so leased at the time of entering into such transaction (as determined by the Board of Directors) to the retirement of Funded Debt of the Company; provided that the amount to be applied to the retirement of Funded Debt of the Company shall be reduced by: (x) the principal amount of any Company Senior Debt Securities (for this purpose if the Company Senior Debt Securities of that series are Original Issue Discount Securities, the principal amount of the Outstanding Company Senior Debt Securities of that series shall be computed and adjusted as may be specified in the terms of that series) delivered within 120 days after such sale to the Trustee for retirement and cancellation and (y) the principal amount of Funded Debt, other than Company Senior Debt Securities, voluntarily retired by the Company within 120 days after such sale; provided, that no retirement referred to in this clause (ii) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

     "Funded Debt" means Indebtedness for money borrowed which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than 12 months after the date of the creation of such Indebtedness.

PROVISION APPLICABLE SOLELY TO COMPANY SENIOR SUBORDINATED DEBT SECURITIES

     Prohibition on Incurrence of Senior Subordinated Debt. The Company will not incur or suffer to exist Indebtedness that is or purports to be, pursuant to its terms or the terms of any agreement relating thereto, senior in right of payment to the Company Senior Subordinated Debt Securities and subordinate or junior in right of payment to any other Indebtedness of the Company; provided that no Indebtedness of the Company shall be deemed to be subordinate to any other Indebtedness of the Company solely by virtue of any such other Indebtedness being secured or otherwise having the benefit of any lien or security interest.

PROVISIONS APPLICABLE SOLELY TO COMPANY SENIOR SUBORDINATED DEBT SECURITIES AND COMPANY SUBORDINATED DEBT SECURITIES

     Events of Default. Unless otherwise specified in the Prospectus Supplement, an Event of Default is defined under each of the Senior Subordinated Indenture and Subordinated Indenture (together, the "Subordinated Indentures") with respect to the Company Senior Subordinated Debt Securities and Company Subordinated Debt Securities (together, the "Subordinated Securities") of any series issued under such Subordinated Indentures being as one or more of the following events:

          (i) default in the payment of any installment of interest upon any of the Subordinated Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

          (ii) default in the payment of the principal of any of the Subordinated Securities of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise;

          (iii) default in the payment or satisfaction of any sinking fund or other purchase obligation with respect to any of the Subordinated Securities of such series, as and when such obligation shall become due and payable;

          (iv) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on the part of the Company in the Subordinated Securities of such series or in the Subordinated Indenture applicable to such series continuing for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Trustee by registered mail, or to the Company and the Trustee by the holders of at least 25 percent in aggregate principal amount of the Subordinated Securities of such series issued under the applicable Subordinated Indenture then Outstanding;

          (v) without the consent of the Company a court having jurisdiction shall enter an order for relief with respect to the Company under the Bankruptcy Code or without the consent of the Company a court having jurisdiction shall enter a judgment, order or decree adjudging the Company a bankrupt or insolvent, or enter an order for relief for reorganization, arrangement, adjustment or composition of or in respect of the Company under the Bankruptcy Code or applicable state insolvency law and the continuance or any such judgment, order or decree is unstayed and in effect for a period of 60 consecutive days;

          (vi) the Company shall institute proceedings for entry of an order for relief with respect to the Company under the Bankruptcy Code or for an adjudication of insolvency, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition seeking, or seek or consent to reorganization, arrangement, composition or relief under the Bankruptcy Code or any applicable state law, or shall consent to filing of such petition or to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator or similar official of the Company or of substantially all of its property, or the Company shall make a general assignment for the benefit of creditors as recognized under the Bankruptcy Code;

          (vii) default under any bond, debenture, note or other evidence of Indebtedness for money borrowed by the Company or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company, whether such Indebtedness exists on the date of the applicable Subordinated Indenture or shall thereafter be created, which default shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, or any default in payment of such Indebtedness (after the expiration of any applicable grace periods and the presentation of any debt instrument, if required), if the aggregate amount of all such Indebtedness which has been so accelerated and with respect to which there has been such a default in payment shall exceed $5,000,000, without each such default and acceleration having been rescinded or annulled within a period of 30 days after there shall have been given to the Company by the Trustee by registered mail, or to the

     Company and the Trustee by the holders of at least 25 percent in aggregate principal amount of the Subordinated Securities of such series then Outstanding, a written notice specifying each such default and requiring the Company to cause each such default and acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" under the applicable Subordinated Indenture; or

          (viii) any other Event of Default provided with respect to the Subordinated Securities of such series under the applicable Subordinated Indenture.

     If an Event of Default with respect to Subordinated Securities of any series then Outstanding occurs and is continuing, then and in each and every such case, unless the principal of all of the Subordinated Securities of such series shall have already become due and payable, either the Trustee or the holders of not less than 25 percent in aggregate principal amount of the Subordinated Securities of such series then Outstanding, by notice in writing to the Company (and to the Trustee if given by Securityholders), may declare the unpaid principal amount (or, if the Subordinated Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all the Subordinated Securities of such series and the interest, if any, accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in the applicable Subordinated Indenture or in the Subordinated Securities of such series contained to the contrary notwithstanding. This provision, however, is subject to the condition that, if at any time after the unpaid principal amount (or such specified amount) of the Subordinated Securities of such series shall have been so declared due and payable and before any judgment or decree for the payment of the moneys due shall have been obtained or entered, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest, if any, upon all of the Subordinated Securities of such series and the principal of any and all Subordinated Securities of such series which shall have become due otherwise than by acceleration (with interest on overdue installments of interest, if any, to the extent that payment of such interest is enforceable under applicable law and on such principal at the rate borne by the Subordinated Securities of such series to the date of such payment or deposit) and the reasonable compensation, disbursements, expenses and advances of the Trustee, its agents, attorneys and counsel, and any and all defaults under the applicable Subordinated Indenture, other than the nonpayment of such portion of the principal amount of and accrued interest, if any, on Subordinated Securities of such series which shall have become due by acceleration, shall have been cured or shall have been waived in accordance with the applicable Subordinated Indenture or provision deemed by the Trustee to be adequate shall have been made therefor -- then and in every such case the holders of a majority in aggregate principal amount of the Subordinated Securities of such series then Outstanding, by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon. If any Event of Default with respect to the Company specified in clause (v) or (vi) above occurs, the unpaid principal amount (or, if the Subordinated Securities of any series then Outstanding are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of each such series) and accrued interest on all Subordinated Securities of each series then Outstanding shall ipso facto become and be immediately due and payable without any declaration or other act by the Trustee or any Securityholder. If the Trustee shall have proceeded to enforce any right under the applicable Subordinated Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the Securityholders shall be restored respectively to their several positions and rights under the applicable Subordinated Indenture, and all rights, remedies and powers of the Company, the Trustee and the Securityholders shall continue as though no such proceeding had been taken. Except with respect to an Event of Default pursuant to clause (i),
(ii) or (iii) above, the Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been given to the Trustee by the Company, a Paying Agent or any Securityholder.

     Each of the Subordinated Indentures provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under such Subordinated Indenture at the request or direction of any of the holders of Subordinated

Securities issued under such Subordinated Indenture, unless such holders shall have offered to the Trustee reasonable security or indemnity.

     No holder of any Subordinated Securities of any series then Outstanding shall have any right by virtue of or by availing of any provision of the applicable Subordinated Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to such Subordinated Indenture or the Subordinated Securities issued under such Subordinated Indenture or for the appointment of a receiver or trustee or similar official, or for any other remedy under such Subordinated Indenture or thereunder, unless such holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as provided in such Subordinated Indenture, and unless the holders of not less than 25 percent in aggregate principal amount of the Subordinated Securities of such series then Outstanding shall have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee under such Subordinated Indenture and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. Notwithstanding any other provisions in the applicable Subordinated Indenture, but subject to the subordination provisions of the applicable Subordinated Indenture, the right of any holder of any Subordinated Security to receive payment of the principal of and interest, if any, on such Subordinated Security, on or after the respective due dates expressed in such Subordinated Security, or, if applicable, to convert such Subordinated Security as provided in the applicable Subordinated Indenture, or to institute suit for the enforcement of any such payment on or after such respective dates or for the enforcement of any such right to convert shall not be impaired or affected without the consent of such holder.

     The holders of a majority in aggregate principal amount of the Subordinated Securities of any series then Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to Subordinated Securities of such series; provided, that (subject to certain exceptions) the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine upon advice of counsel that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceeding so directed would involve the Trustee in personal liability. The holders of a majority in aggregate principal amount of the Subordinated Securities of any series then Outstanding may on behalf of the holders of all of the Subordinated Securities of such series waive any past default or Event of Default under the applicable Subordinated Indenture and its consequences except a default in the payment of interest, if any, on, or the principal of, the Subordinated Securities of such series. Upon any such waiver the Company, the Trustee and the holders of the Subordinated Securities of such series shall be restored to their former positions and rights under the applicable Subordinated Indenture, respectively; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default shall have been waived as permitted, said default or Event of Default shall for all purposes of the applicable Subordinated Securities and the applicable Subordinated Indenture be deemed to have been cured and to be not continuing.

     The Trustee shall, within 90 days after the occurrence of a default, with respect to Subordinated Securities of any series then Outstanding, mail to all holders of Subordinated Securities of such series, as the names and the addresses of such holders appear upon the applicable Subordinated Security register, notice of all defaults known to the Trustee with respect to such series, unless such defaults shall have been cured before the giving of such notice (the term "defaults" for the purpose of these provisions being hereby defined to be the events specified in clauses (i), (ii), (iii), (iv), (v), (vi),
(vii) and (viii) of " -- Provisions Applicable Solely to Company Senior Subordinated Debt Securities and Company Subordinated Debt Securities -- Events of Default" above, not including periods of grace, if any, provided for therein and irrespective of the giving of the written notice specified in clause (iv) or
(vii) but in the case of any default of the character specified in said clause
(iv) or (vii) no such notice to Securityholders shall be given until at least 60 days after the giving of written notice thereof to the Company pursuant to said clause (iv) or (vii), as the case may be); provided that except in the case of default in the payment of the principal of or interest, if any, on any of the Subordinated Securities, or in the payment or satisfaction of any sinking fund or other purchase obligation, the

Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the best interests of the Securityholders.

     The Company is required to furnish to the Trustee annually a statement as to the fulfillment by the Company of all of its obligations under the applicable Subordinated Indenture.

     Subordination. The Subordinated Securities will be subordinate and junior in right to payment, to the extent set forth in the applicable Subordinated Indenture, to all Senior Indebtedness (as defined below for each of the Subordinated Indentures) of the Company. If the Company should default in the payment of any principal of or premium or interest on any Senior Indebtedness when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration of acceleration or otherwise, then, upon written notice of such default to the Company by the holders of such Senior Indebtedness or any trustee therefor and subject to certain rights of the Company to dispute such default and subject to proper notification of the Trustee, unless and until such default shall have been cured or waived or shall have ceased to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) will be made or agreed to be made for principal of or premium, if any, or interest, if any, on the applicable Subordinated Securities, or in respect of any redemption, retirement, purchase or other acquisition of the applicable Subordinated Securities other than those made in capital stock of the Company (or cash in lieu of fractional shares thereof) pursuant to any conversion right of the Subordinated Securities or otherwise made in capital stock of the Company.

     "Senior Indebtedness" is defined in the Senior Subordinated Debt Indenture as Indebtedness of the Company outstanding at any time except (i) any Indebtedness of the Company that pursuant to its terms or the terms of any agreement relating thereto or by operation of law is subordinate or junior in right of payment to any other Indebtedness of the Company; provided that no Indebtedness of the Company shall be deemed to be subordinate to any other Indebtedness of the Company solely by virtue of any such other Indebtedness being secured or otherwise having the benefit of any lien or security interest,
(ii) any Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is not senior in right of payment to the Company Senior Subordinated Debt Securities, (iii) the Company Senior Subordinated Debt Securities, (iv) the Company's subordinated indebtedness, (v) any Indebtedness of the Company to a wholly owned Subsidiary of the Company, (vi) interest accruing after the filing of a petition initiating certain bankruptcy or insolvency proceedings unless such interest is an allowed claim enforceable against the Company in a proceeding under federal or state bankruptcy laws and (vii) trade accounts payable.

     "Senior Indebtedness" is defined in the Subordinated Debt Indenture as Indebtedness of the Company outstanding at any time except (i) any Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is not senior in right of payment to the Company Subordinated Debt Securities, (ii) the Company Subordinated Debt Securities, (iii) the Company's existing subordinated indebtedness, (iv) any Indebtedness of the Company to a wholly owned Subsidiary of the Company, (v) interest accruing after the filing of a petition initiating certain bankruptcy or insolvency proceedings unless such interest is an allowed claim enforceable against the Company in a proceeding under federal or state bankruptcy laws and
(vi) trade accounts payable.

     "Indebtedness" is defined in each Subordinated Indenture as, with respect to any Person, (i)(a) the principal of and premium and interest, if any, on indebtedness for money borrowed of such Person evidenced by bonds, notes, debentures or similar obligations, including any guaranty by such Person of any indebtedness for money borrowed of any other Person, whether any such indebtedness or guaranty is outstanding on the date of the applicable Subordinated Indenture or is thereafter created, assumed or incurred, (b) the principal of and premium and interest, if any, on indebtedness for money borrowed, incurred, assumed or guaranteed by such Person in connection with the acquisition by it or any of its subsidiaries of any other businesses, properties or other assets and (c) lease obligations which such Person capitalizes in accordance with Statement of Financial Accounting Standards No. 13 promulgated by the Financial Accounting Standards Board or such other generally accepted accounting principles as may be from time to time in effect, (ii) any other indebtedness of such Person, including any indebtedness representing the deferred and unpaid balance of the purchase price of any property or interest therein, including any such balance that constitutes a trade account payable, and any guaranty, endorsement or other contingent obligation of such Person in respect of any indebtedness of another, which is outstanding on the date of the applicable Subordinated Indenture or is thereafter created, assumed or incurred by such Person and (iii) any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clause
(i) or (ii) above.

     If (i) without the consent of the Company a court having jurisdiction shall enter (a) an order for relief with respect to the Company under the United States federal bankruptcy laws, (b) a judgment, order or decree adjudging the Company as bankrupt or insolvent or (c) an order for relief for reorganization, arrangement, adjustment or composition of or in respect of the Company under the United States federal bankruptcy laws or state insolvency laws or (ii) the Company shall institute proceedings for the entry of an order for relief with respect to the Company under the United States federal bankruptcy laws or for an adjudication of insolvency, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition seeking, or seek or consent to reorganization, arrangement, composition or similar relief under the United States federal bankruptcy laws or any applicable state law, or shall consent to the filing of such petition or to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator or similar official in respect of the Company or of substantially all of its property, or the Company shall make a general assignment for the benefit of creditors, then all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) will first be paid in full before any payment or distribution, whether in cash, securities or other property, is made on account of the principal of or premium, if any, or interest, if any, on the applicable Subordinated Securities. In such event, any payment or distribution on account of the principal of or premium, if any, or interest, if any, on the applicable Subordinated Securities, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the applicable Subordinated Securities, to the payment of all Senior Indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the applicable Subordinated Securities will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full. In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the holders of Subordinated Securities, together with the holders of any obligations of the Company ranking on a parity with the Subordinated Securities issued under the applicable Subordinated Indenture, will be entitled to be repaid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid principal of or any interest on the Subordinated Securities issued under the applicable Subordinated Indenture and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or obligations of the Company ranking junior to the Subordinated Securities issued under the applicable Subordinated Indenture and such other obligations. If, notwithstanding the foregoing, any payment or distribution on the Subordinated Securities issued under the applicable Subordinated Indenture of any character, whether in cash, securities or other property (other than securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Subordinated Securities issued under the applicable Subordinated Indenture, to the payment of all Senior Indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), shall be received by the Trustee or any holder of any Subordinated Securities issued under the applicable Subordinated Indenture in contravention of any of the terms of the applicable Subordinated Indenture, such payment or distribution will be received in trust for the benefit of, and will be paid over or delivered and transferred to, the holders of the Senior Indebtedness then outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full. In the event of the failure of the Trustee or any holder to endorse or assign any such payment, distribution or security, each holder of Senior Indebtedness is irrevocably authorized to endorse or assign the same.

     Each of the Subordinated Indentures will provide that Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of such Senior Indebtedness then outstanding. Upon the payment in full of all Senior Indebtedness, the holders of Subordinated Securities of each series shall be subrogated to all rights of any holders of Senior Indebtedness to receive any further payments or distributions applicable to such Senior Indebtedness until the indebtedness evidenced by the Subordinated Securities of such series shall have been paid in full, and such payments or distributions received by such holders, by reason of such subrogation, of cash, securities or other property that otherwise would be paid or distributed to the holders of Senior Indebtedness with respect to such series, shall, as between the Company and its creditors other than the holders of such Senior Indebtedness, on the one hand, and such holders, on the other hand, be deemed to be a payment by the Company on account of such Senior Indebtedness, and not on account of the Subordinated Securities of such series.

     By reason of such subordination, in the event of the insolvency of the Company, holders of Senior Indebtedness and holders of other obligations of the Company that are not subordinated to Senior Indebtedness may receive more, ratably, than holders of the Subordinated Securities. Such subordination will not prevent the occurrence of an Event of Default or limit the right of acceleration in respect of the Subordinated Securities.

     Conversion. Each of the Subordinated Indentures may provide that a series of Subordinated Securities may be convertible into Common Stock (or cash in lieu thereof). The following provisions will apply to Company Debt Securities that are convertible Subordinated Securities unless otherwise provided in the Prospectus Supplement for such Company Debt Securities.

     The holder of any convertible Subordinated Securities will have the right exercisable at any time prior to maturity, subject to prior redemption or purchase by the Company, to convert such Subordinated Securities into shares of Common Stock at the conversion price or conversion rate set forth in the Prospectus Supplement, subject to adjustment. The holder of convertible Subordinated Securities may convert any portion thereof which is $1,000 in principal amount or any integral multiple thereof.

     In certain events, the conversion price or conversion rate will be subject to adjustment as set forth in the applicable Subordinated Indenture. Such events include issuance of shares of Common Stock as a dividend or distribution on the Common Stock; subdivisions, combinations and reclassifications of the Common Stock; redemption of the preferred share purchase rights associated with the Common Stock; the issuance to all holders of Common Stock of rights or warrants entitling the holders thereof (for a period not exceeding 45 days) to subscribe for or purchase shares of Common Stock at a price per share less than the then current market price per share of Common Stock (as determined pursuant to the applicable Subordinated Indenture); and the distribution to substantially all holders of Common Stock of evidences of indebtedness, equity securities (including equity interests in the Company's Subsidiaries) other than Common Stock, or other assets (excluding cash dividends paid from surplus) or subscription rights or warrants (other than those referred to above). No adjustment of the conversion price or conversion rate will be required unless an adjustment would require a cumulative increase or decrease of at least 1% in such price or rate. The Company has been advised by its counsel that certain adjustments in the conversion price or conversion rate in accordance with the foregoing provisions may result in constructive distributions to either holders of the Subordinated Securities issued under the applicable Subordinated Indenture or holders of Common Stock that would be taxable pursuant to Treasury Regulations issued under Section 305 of the Internal Revenue Code of 1986, as amended. The amount of any such taxable constructive distribution will be the fair market value of the Common Stock that is treated as having been constructively received, such value being determined as of the time the adjustment resulting in the constructive distribution is made.

     Fractional shares of Common Stock will not be issued upon conversion, but, in lieu thereof, the Company will pay a cash adjustment based on the then current market price for the Common Stock. Upon conversion, no adjustments will be made for accrued interest or dividends. Accordingly, convertible Subordinated Securities surrendered for conversion between an interest payment date and on or prior to the record date pertaining to the subsequent interest payment date will not be considered Outstanding and no interest will be paid on the related interest payment date. Convertible Subordinated Securities surrendered for conversion during the period between the close of business on any record date for an interest payment date for such convertible Subordinated Security and the opening of business on the related interest payment date (or on the related interest payment date) shall be considered Outstanding for purposes of payment of interest on such related interest payment date and therefore must be accompanied by payment of an amount equal to the interest thereon which the registered holder is to receive.

     In the case of any consolidation or merger of the Company (with certain exceptions) or any sale, lease, exchange or other disposition of all or substantially all of the property and assets of the Company, the holder of convertible Subordinated Securities, after the consolidation, merger, sale, lease, exchange or other disposition, will have the right to convert such convertible Subordinated Securities into the kind and amount of securities, cash and other property that the holder would have been entitled to receive upon or in connection with such consolidation, merger, sale, lease, exchange or other disposition, if the holder had held the Common Stock issuable upon conversion of such convertible Subordinated Securities issued under the applicable Subordinated Indenture immediately prior to such consolidation, merger, sale, lease, exchange or other disposition.

PROVISIONS APPLICABLE SOLELY TO COMPANY SUBORDINATED DEBT SECURITIES

     Purchase of Company Subordinated Debt Securities at Option of the Holder upon Change in Control. Unless otherwise specified in the Prospectus Supplement, if on or prior to maturity there shall have occurred a Change in Control (as defined below), the Company Subordinated Debt Securities shall be purchased, at the option of the holder thereof, by the Company at the purchase price specified in the Company Subordinated Debt Securities (the "Change in Control Purchase Price"), on the date that is 35 business days after the occurrence of the Change in Control (the "Change in Control Purchase Date"), subject to the subordination provisions of the Subordinated Debt Indenture and satisfaction by or on behalf of the holder of the following requirements:

          (i) The delivery of a written notice of purchase (a "Change in Control Purchase Notice") to the Trustee at any time prior to the close of business on the Change in Control Purchase Date stating (a) the certificate number or numbers of the Company Subordinated Debt Security or Securities which the holder will deliver to be purchased, (b) the portion of the principal amount of the Company Subordinated Debt Security or Securities which the holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof, and (c) that such Company Subordinated Debt Security or Securities shall be purchased on the Change in Control Purchase Date pursuant to the terms and conditions specified in such Company Subordinated Debt Securities; and

          (ii) The delivery of the Company Subordinated Debt Securities, by hand or by registered mail prior to, on or after the Change in Control Purchase Date (together with all necessary endorsements) to the Trustee; provided, however, that such Change in Control Purchase Price shall be so paid pursuant to the Subordinated Debt Indenture only if the Company Subordinated Debt Securities so delivered to the Trustee conform in all respects to the description thereof set forth in the related Change in Control Purchase Notice.

     As provided in the Subordinated Debt Indenture, any holder delivering to the Trustee the Change in Control Purchase Notice may withdraw such Change in Control Purchase Notice by delivery at any time prior to or before the close of business on the Change in Control Purchase Date of a written notice of withdrawal to the Trustee specifying (i) the certificate number or numbers of the Company Subordinated Debt Security or Securities in respect of which such notice of withdrawal is being submitted; (ii) the principal amount of the Company Subordinated Debt Security or Securities with respect to which such notice of withdrawal is being submitted; and (iii) the principal amount, if any, of the Company Subordinated Debt Security or Securities which remain subject to the original Change in Control Purchase Notice, and which have been or will be delivered for purchase by the Company.

     Upon receipt by the Company of the Change in Control Purchase Notice, the holder of the Company Subordinated Debt Securities in respect of which such Change in Control Purchase Notice was given shall (unless such Change in Control Purchase Notice is withdrawn) thereafter be entitled to receive solely the Change in Control Purchase Price with respect to such Company Subordinated Debt Securities. Such Change in Control Purchase Price shall be paid to such holder promptly following the later of (x) the Change in

Control Purchase Date with respect to such Company Subordinated Debt Securities and (y) the time of delivery of such Company Subordinated Debt Securities to the Trustee by the holder thereof in the manner required by the Subordinated Debt Indenture.

     Company Subordinated Debt Securities in respect of which a Change in Control Purchase Notice has been given by the holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Change in Control Purchase Notice, unless such Change in Control Purchase Notice has first been validly withdrawn as specified in the Subordinated Debt Indenture. Notwithstanding the foregoing, there shall be no purchase of any Company Subordinated Debt Securities if there has occurred and is continuing an Event of Default (other than a default in the payment of the Change in Control Purchase Price) as defined in the Subordinated Debt Indenture.

     A "Change in Control" shall be deemed to have occurred at such time as any of the following events shall occur:

          (i) Any person (for purposes of the Change in Control provisions of the Subordinated Debt Indenture only, the term "person" shall mean a "person" as defined in or for purposes of the Securities Exchange Act of 1934 as amended (and including any rule or regulation promulgated pursuant thereto and including any successor statute or any rule or regulation promulgated pursuant thereto, the "Exchange Act"), including any "group" acting for the purpose of acquiring, holding or disposing of securities within the meaning of the Exchange Act), together with its Affiliates and Associates (as defined below), shall file a report under or in response to
     Schedule 13D or 14D-1 (or any successor schedule, form or report) pursuant to the Exchange Act disclosing that such person has become the beneficial owner (as the term "beneficial owner" is defined pursuant to the Exchange
     Act) of either (A) 50% or more of the shares of Common Stock then outstanding or (B) 50% or more of the voting power of the Voting Stock (as hereinafter defined) of the Company then outstanding; provided, however, that for purposes of this clause (i), a person shall not be deemed the beneficial owner of (1) any securities tendered pursuant to a tender offer or exchange offer made by or on behalf of such person, or its Affiliates or Associates, until such tendered securities are accepted for purchase or exchange thereunder, or (2) any securities in respect of which beneficial ownership by such person arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation that is made pursuant to, and in accordance with, the Exchange Act and not then reportable on Schedule 13D (or any successor schedule, form or report) under the Exchange Act.

          (ii) There shall be consummated any sale, transfer, lease or conveyance of all or substantially all of the properties and assets of the Company to any other corporation or corporations or other person or persons (other than a Subsidiary of the Company).

          (iii) There shall be consummated any consolidation of the Company with or merger of the Company with or into any other corporation or corporations or entity or entities (whether or not affiliated with the Company) in which the Company is not the sole surviving or continuing corporation or pursuant to which the shares of Common Stock outstanding immediately prior to the consummation of such consolidation or merger are converted into cash, securities or other property, other than a consolidation or merger in which the holders of shares of Common Stock receive, directly or indirectly, (A) 75% or more of the common stock of the sole surviving or continuing corporation outstanding immediately following the consummation of such consolidation or merger and (B) securities representing 75% or more of the combined voting power of the Voting Stock of the sole surviving or continuing corporation outstanding immediately following the consummation thereof of such consolidation or merger.

     "Associate" shall have the meaning ascribed to such term pursuant to the Exchange Act as in effect on the date of the Subordinated Debt Indenture.

     "Voting Stock" shall mean, with respect to any person, the capital stock of such person having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such persons (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     Within 15 business days after the occurrence of a Change in Control, the Company shall mail a written notice of Change in Control by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law) and shall cause a copy of such notice to be published at least once in the national edition of The Wall Street Journal. The notice shall include or transmit a form of Change in Control Purchase Notice to be completed by the holder and shall state: (i) the events causing a Change in Control and the date of such Change in Control; (ii) the date by which the Change in Control Purchase Notice pursuant to the Subordinated Debt Indenture must be given; (iii) the Change in Control Purchase Date; (iv) the Change in Control Purchase Price;
(v) the name and address of the Trustee; (vi) that the Company Subordinated Debt Securities must be surrendered to the Trustee to collect payment; (vii) that the Change in Control Purchase Price for any Company Subordinated Debt Security as to which a Change in Control Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Change in Control Purchase Date or the time of surrender of such Company Subordinated Debt Securities; (viii) the procedures the holder must follow to exercise rights under the Subordinated Debt Indenture and a brief description of those rights; and (ix) the procedures for withdrawing a Change in Control Purchase Notice.

     Prior to 12:00 Noon (local time in the City of New York) on the business day following the Change in Control Purchase Date, the Company shall deposit with the Trustee an amount of cash in immediately available funds or securities, if expressly permitted under the Subordinated Debt Indenture, sufficient to pay the aggregate Change in Control Purchase Price of all Company Subordinated Debt Securities or portions thereof which are to be purchased. If a deposit is made with the Trustee of the aforesaid amount of cash or securities, the Company Subordinated Debt Securities or portions thereof with respect to which a Change in Control Purchase Notice has been delivered and not validly withdrawn shall become due and payable as of the business day following the applicable Change in Control Purchase Date, and on and after such date interest on such Company Subordinated Debt Securities shall cease and all other rights of the holders thereof shall terminate, other than the right to receive the Change in Control Purchase Price upon delivery of such Company Subordinated Debt Securities to the Trustee. To the extent that the aggregate amount of cash deposited by the Company exceeds the aggregate Change in Control Purchase Price of the Company Subordinated Debt Securities or portions thereof to be purchased, then promptly after the Change in Control Purchase Date, the Trustee shall return any such excess to the Company, together with interest or dividends, if any, thereon.

CONCERNING THE TRUSTEES

     Each of the Trustees is a depositary for funds of, makes loans to and performs other services for the Company and certain of its affiliates in the normal course of business.

     Texas Commerce Bank will serve as Trustee under the Senior Subordinated Indenture and serves as Trustee under the Subordinated Indenture, under which no securities were outstanding as of June 30, 1996. Texas Commerce Bank also serves as Trustee under (i) the Debenture Indenture (the "Debenture Indenture") dated as of June 15, 1992, between the Company and Texas Commerce Bank, as trustee, and (ii) the Guarantees of Notes of Subsidiaries Indenture (the "Guarantees Indenture") dated as of May 1, 1970, between the Company and Texas Commerce Bank, as trustee. Debt of the Company issued pursuant to the Debenture Indenture and the Guarantees Indenture constitutes Senior Indebtedness. As of June 30, 1996, the Company had outstanding approximately $31 million principal amount of Senior Indebtedness issued pursuant to the Debenture Indenture and approximately $59 million principal amount of guarantees issued pursuant to the Guarantees Indenture.

     The Bank of New York serves as Trustee under the Senior Indenture pursuant to which unsecured debt securities of SCI are outstanding representing approximately $1,436 million of Senior Indebtedness as of June 30, 1996.

     Pursuant to the Trust Indenture Act, a trustee under an indenture may be deemed to have a conflicting interest, and may, under certain circumstances set forth in the Trust Indenture Act, be required to resign as trustee under such indenture, if the securities issued under such indenture are in default (as such term is defined in such indenture) and the trustee is the trustee under another indenture under which any other securities of the same obligor are outstanding, subject to certain exceptions set forth in the Trust Indenture Act. In such event, the obligor must take prompt steps to have a successor trustee appointed in the manner provided in the indenture from which the trustee has resigned.

     Pursuant to the Trust Indenture Act, Texas Commerce Bank, as proposed trustee under the Senior Subordinated Indenture and as trustee under the Subordinated Indenture, the Debenture Indenture and the Guarantees Indenture, could be required to resign as trustee under one or more of such indentures should a default occur under one or more of such indentures. In such event, the Company would be required to take prompt steps to have a successor trustee or successor trustees appointed in the manner provided in the applicable indenture or indentures.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     As of August 16, 1996, the Company had authorized capital stock consisting of 1,000,000 shares of Preferred Stock, $1.00 par value per share (the "Preferred Stock"), and 500,000,000 shares of Common Stock. As of August 16, 1996, the record date for the two for one stock split approved by the Company's Board of Directors on June 13, 1996 (the "Stock Split"), the Company had outstanding, after giving effect to the Stock Split, 235,603,988 shares of Common Stock, and 37,891,314 shares were reserved for future issuance. No shares of Preferred Stock were outstanding on such date.

     The following description of the Common Stock does not purport to be complete and is qualified in its entirety by reference to applicable provisions of Texas law, the Company's Restated Articles of Incorporation (the "Articles of Incorporation"), the Company's Bylaws (the "Bylaws"), and the Rights Agreement dated as of July 18, 1988, as amended (the "Rights Agreement"), between the Company and Society National Bank, as successor agent thereunder (the "Rights Agent").

COMMON STOCK

     Subject to the prior rights of holders of shares of the Preferred Stock, the holders of shares of Common Stock (i) are entitled to such dividends as may be declared by the Board of Directors of the Company out of funds legally available therefor; (ii) are entitled to one vote per share; (iii) have no preemptive or conversion rights; (iv) are not subject to, or entitled to the benefits of, any redemption or sinking fund provision; and (v) are entitled upon liquidation to receive the assets of the Company remaining after the payment of corporate debts and the satisfaction of liquidation preference of the Preferred Stock. Voting is non-cumulative. The outstanding shares of Common Stock are fully paid and non-assessable.

     Under the terms of the credit agreements between the Company and its bank lenders, there are no restrictions upon the payment of cash dividends on, or the repurchase of, the Common Stock; except that under the terms of credit agreements with certain banks SCI is required to maintain a net worth (as defined) in excess of $1.1 billion. This net worth requirement increases annually and could from time to time restrict the payment of dividends on the Common Stock. At June 30, 1996, the net worth (as defined) was $2.266 billion.

     The Transfer Agent and Registrar for the Common Stock is Society National Bank, Houston, Texas.

CERTAIN PROVISIONS AFFECTING CONTROL OF THE COMPANY

     The Articles of Incorporation contain various provisions that may be deemed to have an anti-takeover effect. These provisions include the following: (i) the requirement of a four-fifths vote of outstanding shares of capital stock (a) to approve the merger or consolidation of the Company, or the exchange by the Company of its securities, with a holder of 10% or more of the Company's capital stock, (b) to remove directors with or without cause and (c) to amend or repeal any of these provisions; (ii) the creation of a classified Board of Directors consisting of three classes; (iii) the establishment of a minimum of nine and a maximum of 15 directors; (iv) the ability of the directors, by four-fifths vote, to remove a director, subject to approval by a majority vote of the shareholders; and (v) the right of directors to fill vacancies on the board without the approval of shareholders.

SHAREHOLDER RIGHTS PLAN

     On July 18, 1988, the Board of Directors of the Company (i) declared a dividend of one preferred share purchase right (a "Right") for each share of Common Stock outstanding at the close of business on July 28, 1988 (the "Record Date") and (ii) provided that one Right will be issued with each share of Common Stock that shall become outstanding after the Record Date and prior to the earliest of the Distribution Date (as hereinafter defined), the date the Rights are redeemed or the date the Rights expire. Each Right entitles the registered holder to purchase from the Company one-three hundredth (1/300) interest in a share of Series C Junior Participating Preferred Stock, $1.00 par value (a "Preferred Share"), of the Company, at a price of $28 1/3 per one-three hundredth (1/300) interest (the "Purchase Price"), upon the terms and subject to the conditions set forth in the Rights Agreement.

     Until the earlier of (i) ten days after a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired beneficial ownership of 20% or more of the Common Stock outstanding or
(ii) ten business days after the commencement of, or public announcement of, a tender or exchange offer the consummation of which would result in beneficial ownership by a person or group of 20% or more of the Common Stock outstanding (the earlier of such dates being called the "Distribution Date"), the Rights are evidenced, with respect to any certificate for Common Stock outstanding as of the Record Date, by such certificate together with a copy of a summary of rights and, with respect to any certificate for Common Stock issued after the Record Date and before the Distribution Date (or earlier redemption or expiration of the Rights), by such certificate, which will bear notation incorporating the Rights Agreement by reference.

     Until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be transferred with and only with the Common Stock and (ii) the surrender for transfer of any certificate for Common Stock will also constitute the surrender for transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date, and such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date and will expire on July 28, 1998, unless extended or earlier redeemed by the Company as described below.

     The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment to prevent dilution in the event of certain actions taken by the Company.

     If any person becomes an Acquiring Person, each holder of a Right, other than the Acquiring Person, will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of a Right, that number of shares of Common Stock that, at the time of such transaction, will have a market value of two times the Purchase Price of a Right. If the Company is acquired in a merger or other business combination or 50% or more of its consolidated assets or earning power is sold, each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of a Right, that number of shares of common stock of the Acquiring Person that, at the time of the transaction, will have a market value of two times the Purchase Price of a Right.

     Under certain circumstances, after a person becomes an Acquiring Person, the Board of Directors of the Company may exchange the Rights (other than Rights owned by the Acquiring Person, which are void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment).

     At any time before a person has become an Acquiring Person, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, subject to adjustment (the "Redemption Price"). Immediately upon the action of the Board of Directors to redeem the Rights, the Company will announce the redemption, the right to exercise the Rights will terminate, and the only right of the holders of Rights will be to receive the Redemption Price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Company since the Board of Directors may, at its option, at any time prior to the time a person has become an Acquiring Person, redeem all but not less than all the then outstanding Rights at the Redemption Price.

PREFERRED STOCK

     Under the Articles of Incorporation, SCI has the authority to issue 1,000,000 shares of Preferred Stock. The Board of Directors of SCI is empowered, without approval of the shareholders, to cause shares of Preferred Stock to be issued in one or more series, with the number of shares of each series and the rights, preferences and limitations of each series to be determined by it. Among the specific matters that may be determined by the Board of Directors are the rate of dividends, redemption and conversion prices and terms and amounts payable in the event of liquidation. Dividends on the Preferred Stock, both for the current period and all past periods, must be paid or set apart for payment before any dividends (other than in stock junior to the Preferred Stock) can be paid on the Common Stock and before any other distribution on or redemption of any Common Stock by the Company. The holders of Preferred Stock will be entitled to one vote per share in the election of directors and on all matters submitted to shareholders. The Company may not, without the approval of the holders of at least two-thirds of the outstanding shares of Preferred Stock (and subject to the provisions of the Articles of Incorporation referred to under "-- Certain Provisions Affecting Control of the Company" above), among other things, amend or repeal any provision of, or add any provision to, the Articles of Incorporation or Bylaws of the Company if such action would alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, the Preferred Stock. Except for matters on which the Preferred Stock is entitled to vote as a class, shares of outstanding Preferred Stock vote together with the Common Stock. Voting is non-cumulative. If dividends payable on any series shall be in arrears in an amount equivalent to six dividend payments, the holders of Preferred Stock voting as a class have the right to elect two directors to the Board of Directors to serve until all past due dividends have been paid. Issuance of Preferred Stock could involve dilution of the equity of the holders of Common Stock and restriction on the rights of such shareholders to receive dividends. The Board of Directors has designated and reserved for issuance 950,000 shares of the Company's Preferred Stock as Series C Junior Participating Preferred Stock, which may be issued upon the exercise of the preferred share purchase rights that are associated with the Common Stock. See "-- Shareholder Rights Plan" above.

                      DESCRIPTION OF COMMON STOCK WARRANTS

     The Company may issue Common Stock Warrants (which may be titled either "options" or "warrants") for the purchase of Common Stock. The Common Stock Warrants may be issued independently or together with any Securities offered by any Prospectus Supplement and may be attached to or separate from such Securities. Each series of Common Stock Warrants will be issued under a separate warrant agreement (a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as Warrant Agent, all as set forth in the Prospectus Supplement relating to the particular issue of offered Common Stock Warrants. The Warrant Agent will act solely as an agent of the Company in connection with certificates representing Common Stock Warrants (the "Common Stock Warrant Certificates") and will not assume any obligation or relationship of agency or trust for or with any holders of Common Stock Warrant Certificates or beneficial owners of Common Stock Warrants. The form of Warrant Agreement, including the form of Common Stock Warrant Certificate representing the Common Stock Warrants, is filed as an exhibit to the Registration Statement to which this Prospectus pertains. The following summaries of certain provisions of the form of Warrant Agreement and Common Stock Warrant Certificate do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrant Agreement and the Common Stock Warrant Certificate.

GENERAL

     Reference is made to the accompanying Prospectus Supplement relating to the Common Stock Warrants, if Common Stock Warrants are offered, for the following terms of the Common Stock Warrants:

          (i) the offering price;

          (ii) the number of shares of Common Stock purchasable upon exercise of each such Common Stock Warrant and the price at which such number of shares of Common Stock may be purchased upon such exercise;

          (iii) the date on which the right to exercise such Common Stock Warrants shall commence and the date on which such right shall expire (the "Expiration Date"); and

          (iv) any other terms of such Common Stock Warrants (and the accompanying Prospectus Supplement may state that any of the terms set forth herein are inapplicable to such series).

     Common Stock Warrants for the purchase of Common Stock will be offered and exercisable for U.S. dollars only and will be in registered form only.

     Common Stock Warrant Certificates may be exchanged for new Common Stock Warrant Certificates of different denominations, may (if in registered form) be presented for registration or transfer, and may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement. Prior to the exercise of any Common Stock Warrants, holders of such Common Stock Warrants will not have any rights of holders of the Common Stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the Common Stock purchasable upon such exercise or to exercise any applicable right to vote.

EXERCISE OF COMMON STOCK WARRANTS

     Each Common Stock Warrant will entitle the holder thereof to purchase such shares of Common Stock at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the offered Common Stock Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Common Stock Warrants will become void.

     Common Stock Warrants may be exercised by delivering to the Warrant Agent payment as provided in the applicable Prospectus Supplement of the amount required to purchase the Common Stock purchasable upon such exercise together with certain information set forth on the reverse side of the Common Stock Warrant Certificate. Common Stock Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt of the Common Stock Warrant Certificate evidencing such Common Stock Warrants. Upon receipt of such payment and the Common Stock Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the applicable Prospectus Supplement, the Company will, as soon as practicable, issue and deliver the Common Stock purchasable upon such exercise. If fewer than all of the Common Stock Warrants represented by such Common Stock Warrant Certificate are exercised, a new Common Stock Warrant Certificate will be issued for the remaining amount of Common Stock Warrants.

AMENDMENTS AND SUPPLEMENTS TO WARRANT AGREEMENT

     The Warrant Agreement for a series of Common Stock Warrants may be amended or supplemented without the consent of the holders of the Common Stock Warrants issued thereunder to effect changes that are not inconsistent with the provisions of the Common Stock Warrants and that do not adversely affect the interests of the holders of the Common Stock Warrants.

COMMON STOCK WARRANT ADJUSTMENTS

     Unless otherwise indicated in the applicable Prospectus Supplement, the exercise price of, and the number of shares of Common Stock covered by, a Common Stock Warrant are subject to adjustment in certain events, including: (i) the issuance of Common Stock as a dividend or distribution on the Common Stock; (ii) subdivisions and combinations of the Common Stock; (iii) the issuance to all holders of Common Stock of certain rights or warrants entitling them to subscribe for or purchase Common Stock within 45 days after the date fixed for the determination of the shareholders entitled to receive such rights or warrants, at less than the current market price (as defined in the Warrant Agreement for such series of Common Stock Warrants); and (iv) the distribution to all holders of Common Stock of evidences of indebtedness or assets of the Company (excluding certain cash dividends and distributions described below) or rights or warrants to subscribe for or purchase such evidences of indebtedness or assets (excluding those referred to above). If the Company shall distribute any rights or warrants to acquire capital stock pursuant to clause (iv) above (the "Capital Stock Rights"), pursuant to which separate certificates representing such Capital Stock Rights will be distributed subsequent to the initial distribution of such Capital Stock Rights (whether or not such distribution shall have occurred prior to the date of the issuance of a series of Common Stock Warrants), such subsequent distribution shall be deemed to be the distribution of such Capital Stock Rights; provided that the Company may, in lieu of making any adjustment in the exercise price of, and the number of shares of Common Stock covered by, a Common Stock Warrant upon a distribution of separate certificates representing such Capital Stock Rights, make proper provision so that each holder of such a Common Stock Warrant who exercises such Common Stock Warrant (or any portion thereof) (a) before the record date for such distribution of separate certificates shall be entitled to receive upon such exercise shares of Common Stock issued with Capital Stock Rights and (b) after such record date and prior to the expiration, redemption or termination of such Capital Stock Rights shall be entitled to receive upon such exercise, in addition to the shares of Common Stock issuable upon such exercise, the same number of such Capital Stock Rights as would a holder of the number of shares of Common Stock that such Common Stock Warrant so exercised would have entitled the holder thereof to acquire in accordance with the terms and provisions applicable to the Capital Stock Rights if such Common Stock Warrant was exercised immediately prior to the record date for such distribution. Common Stock owned by or held for the account of the Company or any majority owned subsidiary shall not be deemed outstanding for the purpose of any adjustment required pursuant to clause (iv) of this paragraph.

     No adjustment in the exercise price of, and the number of shares of Common Stock covered by, a Common Stock Warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from retained earnings. No adjustment will be required unless such adjustment would require a change of at least 1% in the exercise price then in effect; provided that any such adjustment not so made will be carried forward and taken into account in any subsequent adjustment; and provided further that any such adjustment not so made shall be made no later than three years after the occurrence of the event requiring such adjustment to be made or carried forward. Except as stated above, the exercise price of, and the number of shares of Common Stock covered by, a Common Stock Warrant will not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock, or securities carrying the right to purchase any of the foregoing.

     In the case of (i) a reclassification or change of the Common Stock, (ii) a consolidation or merger involving the Company or (iii) a sale or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, in each case as a result of which holders of the Company's Common Stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such Common Stock, the holders of the Common Stock Warrants then outstanding will be entitled thereafter to convert such Common Stock Warrants into the kind and amount of shares of stock and other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such Common Stock Warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

                              PLAN OF DISTRIBUTION

     The Company may sell Securities to or through underwriters, and also may sell Securities directly to other purchasers or through agents. The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of Securities, underwriters may receive compensation from the Company or from purchasers of Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company, and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions, under the Act. Any such underwriter or agent will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.

     Under agreements which may be entered into by the Company, underwriters and agents who participate in the distribution of Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Act.

     If so indicated in the Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase Securities from the Company, pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

                                 LEGAL MATTERS

     The validity of the Securities offered hereby will be passed upon for the Company by Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., Houston, Texas, special counsel for the Company.

                                    EXPERTS

     The consolidated financial statements of Service Corporation International at December 31, 1995 and 1994, and for the three years ended December 31, 1995 appearing in Service Corporation International's Annual Report (Form 10-K) for the year ended December 31, 1995, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their report thereon incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Set forth below is an estimate (except for the Securities and Exchange Commission registration fee) of the fees and expenses payable by the Company in connection with the distribution of the Securities:

    SEC registration fee.....................................................  $  318,347
    Printing costs...........................................................     200,000
    Legal fees and expenses..................................................     200,000
    Accounting fees and expenses.............................................      25,000
    Blue Sky fees and expenses...............................................      45,000
    Trustee fees and expenses................................................      24,000
    Rating agency fee........................................................     400,000
    Miscellaneous............................................................      25,000
                                                                               ----------
              Total..........................................................  $1,237,347
                                                                                =========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is a Texas corporation.

     Article 2.02-1 of the Texas Business Corporation Act (the "TBCA") provides that any director or officer of a Texas corporation may be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with or in defending any action, suit or proceeding in which he is or is threatened to be made a named defendant by reason of his position as director or officer, provided that he conducted himself in good faith and reasonably believed that, in the case of conduct in his official capacity as director or officer, such conduct was in the corporation's best interests, or, in all other cases, that such conduct was not opposed to the corporation's best interests. In the case of a criminal proceeding, a director or officer may be indemnified only if he had no reasonable cause to believe his conduct was unlawful. If a director or officer is a wholly successful, on the merits or otherwise, in connection with such a proceeding, such indemnification is mandatory.

     Under the Company's Restated Articles of Incorporation, as amended (the "Articles of Incorporation"), no director of the registrant will be liable to the registrant or any of its shareholders for monetary damages for an act or omission in the director's capacity as a director, except for liability (i) for any breach of the director's duty of loyalty to the registrant or its shareholders, (ii) for acts or omission not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for any transaction for which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, (iv) for acts or omissions for which the liability of a director is expressly provided by statute, or (v) for acts related to an unlawful stock repurchase or dividend payment. The Articles of Incorporation further provide that, if the statutes of Texas are amended to further limit the liability of a director, then the liability of the Company's directors will be limited to the fullest extent permitted by any such provision.

     The Company's Bylaws provide for indemnification of officers and directors of the registrant and persons serving at the request of the registrant in such capacities for other business organizations against certain losses, costs, liabilities, and expenses incurred by reason of their positions with the registrant or such other business organizations. The Company also has policies insuring its officers and directors and certain officers and directors of its wholly owned subsidiaries against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Act").

     For a statement of the Company's undertakings with respect to indemnification of directors and officers, see Item 17 below.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

      EXHIBIT
       NUMBER                                      DESCRIPTION
- -------------------- ------------------------------------------------------------------------
         *3.1        -- Restated Articles of Incorporation.

          3.2        -- Bylaws, as amended. (Incorporated by reference to Exhibit 3.7 to Form
                        10-K for the fiscal year ended December 31, 1991).

          4.1        -- Senior Indenture, dated as of February 1, 1993, between SCI and The
                        Bank of New York, as Trustee. (Incorporated by reference to Exhibit
                        4.1 to Form 8-K dated January 26, 1993).

         *4.2        -- Form of Senior Subordinated Indenture between SCI and Texas Commerce
                        Bank National Association, as Trustee.

          4.3        -- Subordinated Indenture, dated as of September 1, 1991, between SCI and Texas Commerce Bank National Association, as Trustee.
                        (Incorporated by reference to Exhibit 4.1 to Form 8-K dated October
                        23, 1991).

         *4.4        -- First Amendment to Subordinated Indenture, dated as of August 23,
                        1996, between SCI and Texas Commerce Bank National Association, as
                        Trustee.

          4.5        -- Rights Agreement dated as of July 18, 1988 between the Company and
                        Texas Commerce Bank National Association. (Incorporated by reference to Exhibit 1 to Form 8-K dated July 18, 1988).

          4.6        -- Amendment, dated as of May 10, 1990, to the Rights Agreement, dated as of July 18, 1988, between the Company and Texas Commerce Bank
                        National Association. (Incorporated by reference to Exhibit 1 to Form
                        8-K dated May 10, 1990).

          4.7        -- Agreement Appointing a Successor Rights Agent under Rights Agreement, dated as of June 1, 1990, by the Company and Ameritrust Company
                        National Association. (Incorporated by reference to Exhibit 4.1 to
                        Form 10-Q for the fiscal quarter ended June 30, 1990).

         *4.8        -- Undertaking to furnish instruments relating to long-term debt.

         *4.9        -- Form of Common Stock Warrant Agreement (including Form of Warrant).

         *5.1        -- Opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. regarding the
                        Securities.

         12.1        -- Ratio of Earnings to Fixed Charges. (Incorporated by reference to
                        Exhibit 12.1 to Form 10-Q for the fiscal quarter ended June 30,
                        1996.)

         12.2        -- Ratio of Earnings to Fixed Charges. (Incorporated by reference to
                        Exhibit 12.1 to Form 10-K for the fiscal year ended December 31,
                        1995).

        *23.1        -- Consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. (included in their opinion filed as Exhibit 5.1).

        *23.2        -- Consent of Independent Accountants (Coopers & Lybrand L.L.P.).

        *24          -- Powers of Attorney.

        *25.1        -- Statement of Eligibility and Qualification Under the Trust Indenture
                        Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1
                        with respect to the Company Senior Debt Securities to be issued pursuant to the Senior Debt Indenture, dated as of February 1, 1993, between SCI and The Bank of New York, as Trustee.

      EXHIBIT
       NUMBER                                      DESCRIPTION
      -------                                      -----------

        *25.2        -- Statement of Eligibility and Qualification Under the Trust Indenture
                        Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1
                        with respect to the Company Senior Subordinated Debt Securities to be
                        issued pursuant to the Form of Senior Subordinated Debt Indenture between SCI and Texas Commerce Bank National Association, as Trustee.

        *25.3        -- Statement of Eligibility and Qualification Under the Trust Indenture
                        Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1
                        with respect to the Company Subordinated Debt Securities to be issued pursuant to the Subordinated Debt Indenture, dated as of September 1,
                        1991, among SCI and Texas Commerce Bank National Association, as
                        Trustee.

- ---------------
* Filed herewith.

     (b) Financial Statement Schedules.

     Financial statement schedules for the three years ended December 31, 1995.

    SCHEDULE
    --------
       II      Valuation and Qualifying Accounts

     The Information required by Schedule II for the three years ended December 31, 1995 is incorporated herein by reference to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1995, as amended.

ITEM 17. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of SCI's annual report pursuant to Section 13(a) or 15(d) or the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of the registration statement as of the time it was declared effective.

          (2) For purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the applicable trustees to act under subsection (a) of Section 310 of the Trust Indenture Act, as amended, in accordance with the Rules and Regulations prescribed by the Commission under
Section 305(b)(2) of that Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Service Corporation International certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 26th day of August, 1996.

                                          SERVICE CORPORATION INTERNATIONAL

                                          By:   /s/  JAMES M. SHELGER
                                          --------------------------------------
                                                     James M. Shelger
                                              Senior Vice President, General
                                                  Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

                  SIGNATURE                                TITLE                     DATE
- ---------------------------------------------  ------------------------------  ----------------
                      *                          Chairman of the Board and     August 26, 1996
- ---------------------------------------------      Chief Executive Officer
                R. L. Waltrip

                      *                          Senior Vice President and     August 26, 1996
- ---------------------------------------------      Chief Financial Officer
             George R. Champagne               (Principal Financial Officer)

                      *                         Corporate Controller of SCI    August 26, 1996
- ---------------------------------------------     Management Corporation (a
               Wesley T. McRae                        subsidiary of the
                                                    Registrant) (Principal
                                                     Accounting Officer)

                      *                                   Director             August 26, 1996
- ---------------------------------------------
              Anthony L. Coelho

                      *                                   Director             August 26, 1996
- ---------------------------------------------
              Douglas M. Conway

                      *                                   Director             August 26, 1996
- ---------------------------------------------
              Jack Finkelstein

                      *                                   Director             August 26, 1996
- ---------------------------------------------
               A.J. Foyt, Jr.

                      *                                   Director             August 26, 1996
- ---------------------------------------------
             James J. Gavin, Jr.

                      *                                   Director             August 26, 1996
- ---------------------------------------------
               James H. Greer

                      *                                   Director             August 26, 1996
- ---------------------------------------------
           L. William Heiligbrodt

                  SIGNATURE                                TITLE                     DATE
- ---------------------------------------------  ------------------------------  ----------------
                      *                                   Director             August 26, 1996
- ---------------------------------------------
                 B.D. Hunter

                      *                                   Director             August 26, 1996
- ---------------------------------------------
             John W. Mecom, Jr.

                      *                                   Director             August 26, 1996
- ---------------------------------------------
           Clifton H. Morris, Jr.

                      *                                   Director             August 26, 1996
- ---------------------------------------------
             E.H. Thornton, Jr.

                      *                                   Director             August 26, 1996
- ---------------------------------------------
              W. Blair Waltrip

                      *                                   Director             August 26, 1996
- ---------------------------------------------
             Edward E. Williams

By:     */s/  James M. Shelger
- ---------------------------------------------
              James M. Shelger
              Attorney-in-Fact

                               INDEX TO EXHIBITS

 EXHIBIT
  NUMBER                                 DESCRIPTION
- ---------- ------------------------------------------------------------------------
    *3.1   -- Restated Articles of Incorporation.
     3.2   -- Bylaws, as amended. (Incorporated by reference to Exhibit 3.7 to Form
              10-K for the fiscal year ended December 31, 1991).
     4.1   -- Senior Indenture, dated as of February 1, 1993, between SCI and The
              Bank of New York, as Trustee. (Incorporated by reference to Exhibit
              4.1 to Form 8-K dated January 26, 1993).
    *4.2   -- Form of Senior Subordinated Indenture between SCI and Texas Commerce
              Bank National Association, as Trustee.
     4.3   -- Subordinated Indenture, dated as of September 1, 1991, between SCI and Texas Commerce Bank National Association, as Trustee.
              (Incorporated by reference to Exhibit 4.1 to Form 8-K dated October
              23, 1991).
    *4.4   -- First Amendment to Subordinated Indenture, dated as of August 23,
              1996, between SCI and Texas Commerce Bank National Association, as
              Trustee.
     4.5   -- Rights Agreement dated as of July 18, 1988 between the Company and
              Texas Commerce Bank National Association. (Incorporated by reference to Exhibit 1 to Form 8-K dated July 18, 1988).
     4.6   -- Amendment, dated as of May 10, 1990, to the Rights Agreement, dated as of July 18, 1988, between the Company and Texas Commerce Bank
              National Association. (Incorporated by reference to Exhibit 1 to Form
              8-K dated May 10, 1990).
     4.7   -- Agreement Appointing a Successor Rights Agent under Rights Agreement, dated as of June 1, 1990, by the Company and Ameritrust Company
              National Association. (Incorporated by reference to Exhibit 4.1 to
              Form 10-Q for the fiscal quarter ended June 30, 1990).
    *4.8   -- Undertaking to furnish instruments relating to long-term debt.
    *4.9   -- Form of Common Stock Warrant Agreement (including Form of Warrant).
    *5.1   -- Opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. regarding the
              Securities.
    12.1   -- Ratio of Earnings to Fixed Charges. (Incorporated by reference to
              Exhibit 12.1 to Form 10-Q for the fiscal quarter ended June 30,
              1996.)
    12.2   -- Ratio of Earnings to Fixed Charges. (Incorporated by reference to
              Exhibit 12.1 to Form 10-K for the fiscal year ended December 31,
              1995).
   *23.1   -- Consent of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. (included in their opinion filed as Exhibit 5.1).
   *23.2   -- Consent of Independent Accountants (Coopers & Lybrand L.L.P.).
   *24     -- Powers of Attorney.
   *25.1   -- Statement of Eligibility and Qualification Under the Trust Indenture
              Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1
              with respect to the Company Senior Debt Securities to be issued pursuant to the Senior Debt Indenture, dated as of February 1, 1993, between SCI and The Bank of New York, as Trustee.

 EXHIBIT
  NUMBER                                 DESCRIPTION
- ----------                               -----------

   *25.2   -- Statement of Eligibility and Qualification Under the Trust Indenture
              Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1
              with respect to the Company Senior Subordinated Debt Securities to be
              issued pursuant to the Form of Senior Subordinated Debt Indenture between SCI and Texas Commerce Bank National Association, as Trustee.

   *25.3   -- Statement of Eligibility and Qualification Under the Trust Indenture
              Act of 1939 of a Corporation Designated to Act as Trustee on Form T-1
              with respect to the Company Subordinated Debt Securities to be issued pursuant to the Subordinated Debt Indenture, dated as of September 1,
              1991, among SCI and Texas Commerce Bank National Association, as
              Trustee.

- ---------------
* Filed herewith.